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                                                                  EXHIBIT (n)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (Registration Nos. 333-105762 and 811-09359) of our report dated April 14, 2004 relating to the consolidated financial statements of The United States Life Insurance Company in the City of New York, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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Houston, Texas
June 15, 2004